Exhibit 99.1
Trimble Reports Third Quarter 2020 Results

•Growth in annualized recurring revenue on a year-over-year basis
•Growth in operating margin on a year-over-year basis

SUNNYVALE, Calif., Nov. 4, 2020 - Trimble Inc. (NASDAQ: TRMB) today announced financial results for the third quarter of 2020.
Third Quarter 2020 Financial Highlights
•Trimble achieved GAAP revenue of $792.1 million, up 1 percent year over year, and non-GAAP revenue of $792.8 million, up 1 percent year over year
•Annualized recurring revenue (ARR) was $1.26 billion, up 10 percent year over year
•GAAP operating income was $102.0 million, and non-GAAP operating income was $191.8 million
•GAAP net income was $84.7 million and non-GAAP net income was $152.8 million
•Diluted earnings per share was $0.34 on a GAAP basis, and $0.60 on a non-GAAP basis
•Adjusted EBITDA of $212.5 million, 26.8 percent of revenue
•Operating cash flow on a trailing twelve months basis was $605.9 million, up 7 percent year over year
Executive Quote
"Trimble is transforming the way the world works by delivering solutions that connect the physical and digital worlds," said Rob Painter, Trimble’s president and chief executive officer. "Our strong third quarter results demonstrate that Trimble technology is enabling customers to do their work more productively and sustainably. Despite a challenging macroeconomic environment, the Trimble financial model proved resilient and we will continue to focus on executing our Connect & Scale 2025 strategy."
Forward Looking Guidance
Trimble’s financial results for the remainder of 2020 will be impacted by continued global economic uncertainty due to the COVID-19 pandemic. As such, Trimble is not providing a financial outlook for the fourth quarter of 2020 at this time.
Investor Conference Call / Webcast Details
Trimble will hold a conference call on November 4 at 2:00 p.m. PT to review its third quarter 2020 results. An accompanying slide presentation will be made available on the "Investors" section of the Trimble website, www.trimble.com, under the subheading "Events & Presentations." The call will be broadcast live on the web at http://investor.trimble.com. Investors without internet access may dial into the call at (800) 528-9198 (U.S.) or (702) 928-6633 (international). The passcode is 9772188. The replay will also be available on the web at the address above.
Notes
A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.
About Trimble
Trimble is transforming the way the world works by delivering products and services that connect the physical and digital worlds. Core technologies in positioning, modeling, connectivity and data analytics enable customers to improve productivity, quality, safety and sustainability. From purpose built products to enterprise lifecycle solutions, Trimble software, hardware and services are transforming industries such as agriculture, construction, geospatial and transportation. For more information about Trimble (NASDAQ:TRMB), visit: www.trimble.com.
Safe Harbor
Certain statements made in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. These statements include expectations about the impact of the COVID-19 pandemic, including impacts upon our financial or operational results. These forward-looking statements are subject to change, and actual results may materially differ due to certain risks and uncertainties. The Company's results may be adversely affected if the Company is unable to market, manufacture and ship new products, obtain new customers, or effectively integrate new acquisitions. The Company's results would also be negatively impacted by further deterioration in economic conditions as a result of the COVID-19 pandemic, adverse geopolitical developments, further weakening in the macro environment, foreign exchange fluctuations, critical part supply chain shortages, and the imposition of barriers to international trade. Any failure to achieve predicted results could negatively impact the Company's revenue, cash flow from operations, and other financial results. The

Company's financial results will also depend on a number of other factors and risks detailed from time to time in reports filed with the SEC, including its quarterly reports on Form 10-Q and its annual report on Form 10- K. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this release. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.
FTRMB

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Third Quarter of		First Three Quarters of
	2020	2019	2020	2019
Revenue:
Product	$461.4	$458.8	$1,337.6	$1,468.3
Service	160.7	168.0	479.7	501.8
Subscription	170.0	157.1	500.7	470.2
Total revenue	792.1	783.9	2,318.0	2,440.3
Cost of sales:
Product	221.2	230.8	630.7	718.5
Service	55.5	58.9	175.1	192.2
Subscription	52.4	48.9	155.8	137.4
Amortization of purchased intangible assets	23.3	23.3	70.0	71.3
Total cost of sales	352.4	361.9	1,031.6	1,119.4
Gross margin	439.7	422.0	1,286.4	1,320.9
Gross margin (%)	55.5%	53.8%	55.5%	54.1%
Operating expense:
Research and development	117.9	112.3	350.1	350.1
Sales and marketing	111.6	119.7	346.9	375.9
General and administrative	79.4	77.2	221.2	239.9
Restructuring charges	12.1	3.6	20.1	10.0
Amortization of purchased intangible assets	16.7	17.5	50.2	57.3
Total operating expense	337.7	330.3	988.5	1,033.2
Operating income	102.0	91.7	297.9	287.7
Non-operating expense, net:
Interest expense, net	(19.6)	(19.7)	(59.7)	(62.2)
Income from equity method investments, net	10.8	8.8	29.9	30.5
Other income (expense), net	3.2	(1.9)	(1.4)	13.5
Total non-operating expense, net	(5.6)	(12.8)	(31.2)	(18.2)
Income before taxes	96.4	78.9	266.7	269.5
Income tax provision	11.6	0.8	56.8	34.4
Net income	84.8	78.1	209.9	235.1
Net gain attributable to noncontrolling interests	0.1	—	0.3	0.1
Net income attributable to Trimble Inc.	$84.7	$78.1	$209.6	$235.0
Earnings per share attributable to Trimble Inc.:
Basic	$0.34	$0.31	$0.84	$0.94
Diluted	$0.34	$0.31	$0.83	$0.93
Shares used in calculating earnings per share:
Basic	250.7	250.4	250.4	251.2
Diluted	252.8	252.1	251.9	253.4

CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)
(Unaudited)

	Third Quarter of	Fiscal Year End
As of	2020	2019
Assets
Current assets:
Cash and cash equivalents	$184.0	$189.2
Accounts receivable, net	488.9	608.2
Inventories	318.5	312.1
Other current assets	109.2	102.3
Total current assets	1,100.6	1,211.8
Property and equipment, net	251.6	241.4
Operating lease right-of-use assets	131.2	140.3
Goodwill	3,837.4	3,680.6
Other purchased intangible assets, net	610.1	678.7
Deferred income tax assets	456.5	475.5
Other non-current assets	236.9	212.4
Total assets	$6,624.3	$6,640.7
Liabilities and Stockholders' Equity
Current liabilities:
Short-term debt	$279.6	$219.0
Accounts payable	131.4	159.3
Accrued compensation and benefits	152.7	123.5
Deferred revenue	445.2	490.4
Other current liabilities	182.6	198.1
Total current liabilities	1,191.5	1,190.3
Long-term debt	1,390.6	1,624.2
Deferred revenue, non-current	56.4	51.5
Deferred income tax liabilities	309.4	318.2
Income taxes payable	61.8	69.1
Operating lease liabilities	111.5	114.1
Other non-current liabilities	151.8	152.9
Total liabilities	3,273.0	3,520.3
Stockholders' equity:
Common stock	0.3	0.2
Additional paid-in-capital	1,778.7	1,692.8
Retained earnings	1,732.0	1,602.8
Accumulated other comprehensive loss	(161.0)	(176.8)
Total Trimble Inc. stockholders' equity	3,350.0	3,119.0
Noncontrolling interests	1.3	1.4
Total stockholders' equity	3,351.3	3,120.4
Total liabilities and stockholders' equity	$6,624.3	$6,640.7

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	First Three Quarters of
	2020	2019
Cash flow from operating activities:
Net income	$209.9	$235.1
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	29.4	29.7
Amortization expense	120.2	128.6
Provision for doubtful accounts	7.8	5.4
Deferred income taxes	12.1	4.4
Non-cash restructuring expense	8.7	2.6
Stock-based compensation	57.1	52.1
Income from equity method investments, net of dividends	(22.4)	(9.5)
Provision for excess and obsolete inventories	13.3	4.8
Other, net	21.3	(8.5)
(Increase) decrease in assets:
Accounts receivable, net	108.4	16.8
Inventories	(19.1)	1.7
Other current and non-current assets	12.3	10.4
Increase (decrease) in liabilities:
Accounts payable	(26.7)	13.6
Accrued compensation and benefits	26.1	(52.3)
Deferred revenue	(42.0)	33.4
Other current and non-current liabilities	(32.7)	(5.5)
Net cash provided by operating activities	483.7	462.8
Cash flow from investing activities:
Acquisitions of businesses, net of cash acquired	(198.9)	(28.6)
Acquisitions of property and equipment	(45.1)	(54.6)
Other, net	(0.1)	14.5
Net cash used in investing activities	(244.1)	(68.7)
Cash flow from financing activities:
Issuance of common stock, net of tax withholdings	25.3	28.4
Repurchases of common stock	(78.0)	(179.8)
Proceeds from debt and revolving credit lines	1,030.1	818.0
Payments on debt and revolving credit lines	(1,209.6)	(1,033.6)
Other, net	(10.9)	(10.2)
Net cash used in financing activities	(243.1)	(377.2)
Effect of exchange rate changes on cash and cash equivalents	(1.7)	(4.8)
Net increase (decrease) in cash and cash equivalents	(5.2)	12.1
Cash and cash equivalents - beginning of period	189.2	172.5
Cash and cash equivalents - end of period	$184.0	$184.6

REPORTING SEGMENTS
GAAP TO NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
THIRD QUARTER OF FISCAL 2020 :
Revenue		$317.4	$165.6	$150.2	$158.9
Acquired deferred revenue adjustment	(A)	—	—	0.4	0.3
Non-GAAP revenue		$317.4	$165.6	$150.6	$159.2

Operating income before corporate allocations		$97.2	$51.4	$53.9	$8.3
Acquired deferred revenue adjustment	(A)	—	—	0.4	0.3
Amortization of acquired capitalized commissions	(G)	(1.3)	—	—	—
Non-GAAP operating income before allocations		$95.9	$51.4	$54.3	$8.6

Operating margin (% of segment external net revenue)		30.6%	31.0%	35.9%	5.2%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		30.2%	31.0%	36.1%	5.4%

THIRD QUARTER OF FISCAL 2019 :
Revenue		$309.6	$155.1	$120.9	$198.3
Acquired deferred revenue adjustment	(A)	0.2	—	0.2	—
Non-GAAP revenue		$309.8	$155.1	$121.1	$198.3

Operating income before corporate allocations		$83.0	$30.6	$34.3	$31.2
Acquired deferred revenue adjustment	(A)	0.2	—	0.2	—
Amortization of acquired capitalized commissions	(G)	(1.5)	—	—	—
Non-GAAP operating income before allocations		$81.7	$30.6	$34.5	$31.2

Operating margin (% of segment external net revenue)		26.8%	19.7%	28.4%	15.7%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		26.4%	19.7%	28.5%	15.7%

		Reporting Segments
		Buildings and Infrastructure	Geospatial	Resources and Utilities	Transportation
FIRST THREE QUARTERS OF 2020 :
Revenue		$909.4	$457.0	$472.1	$479.5
Acquired deferred revenue adjustment	(A)	0.2	—	2.6	1.2
Non-GAAP revenue		$909.6	$457.0	$474.7	$480.7

Operating income before corporate allocations		$245.9	$119.3	$167.8	$38.8
Acquired deferred revenue adjustment	(A)	0.2	—	2.6	1.2
Amortization of acquired capitalized commissions	(G)	(4.0)	—	(0.1)	(0.1)
Non-GAAP operating income before allocations		$242.1	$119.3	$170.3	$39.9

Operating margin (% of segment external net revenue)		27.0%	26.1%	35.5%	8.1%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		26.6%	26.1%	35.9%	8.3%

FIRST THREE QUARTERS OF 2019 :
Revenue		$940.6	$480.7	$432.8	$586.2
Acquired deferred revenue adjustment	(A)	3.8	—	0.5	—
Non-GAAP revenue		$944.4	$480.7	$433.3	$586.2

Operating income before corporate allocations		$229.7	$91.1	$130.7	$95.3
Acquired deferred revenue adjustment	(A)	3.8	—	0.5	—
Amortization of acquired capitalized commissions	(G)	(4.7)	—	(0.1)	—
Non-GAAP operating income before allocations		$228.8	$91.1	$131.1	$95.3

Operating margin (% of segment external net revenue)		24.4%	19.0%	30.2%	16.3%
Non-GAAP Operating margin (% of segment Non-GAAP external net revenue)		24.2%	19.0%	30.3%	16.3%

GAAP TO NON-GAAP RECONCILIATION
(Dollars in millions, except per share data)
(Unaudited)

		Third Quarter of				First Three Quarters of
		2020		2019		2020		2019
		Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue	Dollar Amount	% of Revenue
REVENUE:
GAAP revenue:		$792.1		$783.9		$2,318.0		$2,440.3
Acquired deferred revenue adjustment	(A)	0.7		0.4		4.0		4.3
Non-GAAP revenue:		$792.8		$784.3		$2,322.0		$2,444.6

GROSS MARGIN:
GAAP gross margin:		$439.7	55.5%	$422.0	53.8%	$1,286.4	55.5%	$1,320.9	54.1%
Acquired deferred revenue adjustment	(A)	0.7		0.4		4.0		4.3
Restructuring charges	(B)	0.3		—		0.7		0.2
COVID-19 expenses	(C)	—		—		0.3		—
Amortization of purchased intangible assets	(D)	23.3		23.3		70.0		71.3
Stock-based compensation / deferred compensation	(E)	2.5		1.5		5.2		4.4
Acquisition / divestiture items	(F)	—		—		1.7		—
Non-GAAP gross margin:		$466.5	58.8%	$447.2	57.0%	$1,368.3	58.9%	$1,401.1	57.3%

OPERATING EXPENSES:
GAAP operating expenses:		$337.7	42.6%	$330.3	42.1%	$988.5	42.6%	$1,033.2	42.3%
Restructuring charges / executive transition costs	(B)	(13.2)		(3.6)		(21.2)		(10.0)
COVID-19 expenses	(C)	(1.2)		—		(4.5)		—
Amortization of purchased intangible assets	(D)	(16.7)		(17.5)		(50.2)		(57.3)
Stock-based compensation / deferred compensation	(E)	(29.5)		(17.0)		(56.7)		(51.5)
Acquisition / divestiture items	(F)	(3.7)		(8.4)		(14.7)		(11.5)
Amortization of acquired capitalized commissions	(G)	1.3		1.5		4.2		4.8
Non-GAAP operating expenses:		$274.7	34.6%	$285.3	36.4%	$845.4	36.4%	$907.7	37.1%

OPERATING INCOME:
GAAP operating income:		$102.0	12.9%	$91.7	11.7%	$297.9	12.9%	$287.7	11.8%
Acquired deferred revenue adjustment	(A)	0.7		0.4		4.0		4.3
Restructuring charges / executive transition costs	(B)	13.5		3.6		21.9		10.2
COVID-19 expenses	(C)	1.2		—		4.8		—
Amortization of purchased intangible assets	(D)	40.0		40.8		120.2		128.6
Stock-based compensation / deferred compensation	(E)	32.0		18.5		61.9		55.9
Acquisition / divestiture items	(F)	3.7		8.4		16.4		11.5
Amortization of acquired capitalized commissions	(G)	(1.3)		(1.5)		(4.2)		(4.8)
Non-GAAP operating income:		$191.8	24.2%	$161.9	20.6%	$522.9	22.5%	$493.4	20.2%

NON-OPERATING EXPENSE, NET:
GAAP non-operating expense, net:		$(5.6)		$(12.8)		$(31.2)		$(18.2)

Deferred compensation	(E)	(4.2)		0.1		(4.8)		(3.8)
Acquisition / divestiture items	(F)	0.1		0.3		2.5		(12.5)
Non-GAAP non-operating expense, net:		$(9.7)		$(12.4)		$(33.5)		$(34.5)

			GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %		GAAP and Non-GAAP Tax Rate %
			(J)		(J)		(J)		(J)
INCOME TAX PROVISION:
GAAP income tax provision:		$11.6	12.0%	$0.8	1.0%	$56.8	21.3%	$34.4	12.8%
Non-GAAP items tax effected	(H)	10.3		0.7		46.2		21.4
Difference in GAAP and Non-GAAP tax rate	(I)	7.3		26.9		(20.7)		34.5
Non-GAAP income tax provision:		$29.2	16.0%	$28.4	19.0%	$82.3	16.8%	$90.3	19.7%

NET INCOME:
GAAP net income attributable to Trimble Inc.:		$84.7		$78.1		$209.6		$235.0
Acquired deferred revenue adjustment	(A)	0.7		0.4		4.0		4.3
Restructuring charges / executive transition costs	(B)	13.5		3.6		21.9		10.2
COVID-19 expenses	(C)	1.2		—		4.8		—
Amortization of purchased intangible assets	(D)	40.0		40.8		120.2		128.6
Stock-based compensation / deferred compensation	(E)	27.8		18.6		57.1		52.1
Acquisition / divestiture items	(F)	3.8		8.7		18.9		(1.0)
Amortization of acquired capitalized commissions	(G)	(1.3)		(1.5)		(4.2)		(4.8)
Non-GAAP tax adjustments	(H)-(I)	(17.6)		(27.6)		(25.5)		(55.9)
Non-GAAP net income attributable to Trimble Inc.:		$152.8		$121.1		$406.8		$368.5

DILUTED NET INCOME PER SHARE:
GAAP diluted net income per share attributable to Trimble Inc.:		$0.34		$0.31		$0.83		$0.93
Acquired deferred revenue adjustment	(A)	—		—		0.02		0.01
Restructuring charges / executive transition costs	(B)	0.05		0.01		0.08		0.04
COVID-19 expenses	(C)	—		—		0.02		—
Amortization of purchased intangible assets	(D)	0.16		0.16		0.48		0.51
Stock-based compensation / deferred compensation	(E)	0.11		0.07		0.23		0.20
Acquisition / divestiture items	(F)	0.02		0.03		0.07		—
Amortization of acquired capitalized commissions	(G)	(0.01)		—		(0.02)		(0.02)
Non-GAAP tax adjustments	(H)-(I)	(0.07)		(0.10)		(0.10)		(0.22)
Non-GAAP diluted net income per share attributable to Trimble Inc.:		$0.60		$0.48		$1.61		$1.45

ADJUSTED EBITDA:
GAAP net income attributable to Trimble Inc.:		$84.7		$78.1		$209.6		$235.0
Non-operating expense, net, income tax provision, and net gain attributable to noncontrolling interests		17.3		13.6		88.3		52.7
GAAP operating income:		102.0		91.7		297.9		287.7
Acquired deferred revenue adjustment	(A)	0.7		0.4		4.0		4.3

Restructuring charges / executive transition costs	(B)	13.5	3.6	21.9	10.2
COVID-19 expenses	(C)	1.2	—	4.8	—
Amortization of purchased intangible assets	(D)	40.0	40.8	120.2	128.6
Stock-based compensation / deferred compensation	(E)	32.0	18.5	61.9	55.9
Acquisition / divestiture items	(F)	3.7	8.4	16.4	11.5
Amortization of acquired capitalized commissions	(G)	(1.3)	(1.5)	(4.2)	(4.8)
Non-GAAP operating income:		191.8	161.9	522.9	493.4
Depreciation expense		9.9	9.4	29.4	29.7
Income from equity income investments, net		10.8	8.8	29.9	30.5
Adjusted EBITDA:		$212.5	$180.1	$582.2	$553.6

FOOTNOTES TO GAAP TO NON-GAAP RECONCILIATION

To help investors understand Trimble's past financial performance and future results, as well as its performance relative to competitors, Trimble supplements the financial results that the Company provides in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. These non-GAAP measures can be used to evaluate Trimble's historical and prospective financial performance, as well as its performance relative to competitors. The Company's management regularly uses supplemental non-GAAP financial measures internally to understand, manage, and evaluate the business, and to make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Trimble believes that these non-GAAP financial measures reflect an additional way of viewing aspects of the Company's operations that, when viewed with GAAP results, provide a more complete understanding of factors and trends affecting the business. Further, Trimble believes some of the Company's investors track "core operating performance" as a means of evaluating performance in the ordinary, ongoing, and customary course of the Company's operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at Trimble's core operating performance provides a supplemental way to provide consistency in period to period comparisons.
The method the Company uses to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies including industry peer companies, limiting the usefulness of these measures for comparative purposes.
Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with Trimble's consolidated financial statements prepared in accordance with GAAP. The non-GAAP financial measures included in the previous table as well as detailed explanations to the adjustments to comparable GAAP measures are set forth below:
Non-GAAP revenue
We believe this measure helps investors understand the performance of our business, as non-GAAP revenue excludes the effects of certain acquired deferred revenue that was written down to fair value in purchase accounting. Management believes that excluding fair value purchase accounting adjustments more closely correlates with the ordinary and ongoing course of the acquired company’s operations and facilitates analysis of revenue growth and business trends.
Non-GAAP gross margin
We believe our investors benefit by understanding our non-GAAP gross margin as a way of understanding how product mix, pricing decisions, and manufacturing costs influence our business. Non-GAAP gross margin excludes the effects of acquired deferred revenue that was written down to fair value in purchase accounting, restructuring charges, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items associated with the acceleration of acquisition stock options from GAAP gross margin. We believe that these adjustments offer investors additional information that may be useful to view trends in our gross margin performance.
Non-GAAP operating expenses
We believe this measure is important to investors evaluating our non-GAAP spending in relation to revenue. Non-GAAP operating expenses exclude restructuring charges, executive transition costs, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items associated with external and incremental costs resulting directly from merger and acquisition activities such as: legal, due diligence, integration, and other costs including the acceleration of acquisition stock options, adjustments to the fair value of earn-out liabilities, and the effects of certain acquired capitalized commissions that were eliminated in purchase accounting from GAAP operating expenses. We believe that these adjustments offer investors supplemental information to facilitate comparison of our operating expenses to our prior results.
Non-GAAP operating income
We believe our investors benefit by understanding our non-GAAP operating income trends, which are driven by revenue, gross margin, and spending. Non-GAAP operating income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, executive transition costs, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, and acquisition/divestiture items from GAAP operating income. We believe that these adjustments offer an alternative means for our investors to evaluate current operating performance compared to results of other periods.

Non-GAAP non-operating expense, net
We believe this measure helps investors evaluate our non-operating income trends. Non-GAAP non-operating expense, net, excludes deferred compensation, acquisition/divestiture gains/losses associated with unusual acquisition related items such as intangible asset impairment charges, gains or losses related to the acquisitions or sale of certain businesses and investments. We believe that these exclusions provide investors with a supplemental view of our ongoing financial results.
Non-GAAP income tax provision
We believe this measure helps investors because it provides for consistent treatment of excluded items in our non-GAAP presentation and a difference in the GAAP and non-GAAP tax rates. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and unusual reserve releases upon statute of limitations expirations.
Non-GAAP net income
This measure provides a supplemental view of net income trends, which are driven by non-GAAP income before taxes and our non-GAAP tax rate. Non-GAAP net income excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, executive transition costs, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP net income. We believe our investors benefit from understanding these adjustments and from an alternative view of our net income performance as compared to our past net income performance.
Non-GAAP diluted net income per share
We believe our investors benefit by understanding our non-GAAP operating performance as reflected in a per share calculation as a way of measuring non-GAAP operating performance by ownership in the company. Non-GAAP diluted net income per share excludes the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, executive transition costs, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments from GAAP diluted net income per share. We believe that these adjustments offer investors a useful view of our diluted net income per share as compared to our past diluted net income per share.
Adjusted EBITDA
Adjusted EBITDA is a financial performance measure that we believe offers a useful view of the overall operations of our business. We believe these adjustments are useful because they facilitate company-to-company operating performance comparisons by removing potential differences caused by variations unrelated to operating performance, such as capital structures (interest expense), income taxes, and the age and book appreciation of property/equipment (and related depreciation expense). Adjusted EBITDA refers to non-GAAP operating income plus depreciation plus income from equity method investments, net. Other companies define Adjusted EBITDA differently and so our measure may not be directly comparable to similarly titled measures. Our investors should consider the limitations of using Adjusted EBITDA, including the fact that this measure does not provide a complete measure of our operating performance. Adjusted EBITDA is not intended to purport to be an alternative to net income or operating income as a measure of operating performance or to cash flow from operating activities as a measure of liquidity. In particular, Adjusted EBITDA is not intended to be a measure of cash flow available for our discretionary expenditures, as this measure does not consider certain cash requirements, such as COVID-19 expenses, restructuring charges, executive transition costs, acquisition and divestiture items, interest payments, tax payments and other debt service requirements.

These non-GAAP measures can be used to evaluate our historical and prospective financial performance, as well as our performance relative to competitors. We believe some of our investors track our "core operating performance" as a means of evaluating our performance in the ordinary, ongoing, and customary course of our operations. Core operating performance excludes items that are non-cash, not expected to recur, or not reflective of ongoing financial results. Management also believes that looking at our core operating performance provides a supplemental way to provide consistency in period to period comparisons. Accordingly, management excludes from non-GAAP those items relating to the effects of purchase accounting adjustments to certain acquired deferred revenue and acquired capitalized commissions, restructuring charges, executive transition costs, COVID-19 expenses, amortization of purchased intangible assets, stock-based compensation, deferred compensation, acquisition/divestiture items, and non-GAAP tax adjustments.
(A)Acquired deferred revenue adjustment. Purchase accounting generally requires us to write-down acquired deferred revenue to fair value. Our GAAP revenue includes the fair value impact from purchase accounting for post-contract support and subscriptions contracts assumed in connection with our acquisitions. The non-GAAP adjustment to our revenue is intended to reflect the full amount of such revenue.  We believe this adjustment is useful to investors as a measure of the ongoing performance of our business and facilitates analysis of revenue growth and business trends.

(B)Restructuring charges / executive transition costs. Included in our GAAP presentation of cost of sales and operating expenses, restructuring charges recorded are primarily for employee compensation resulting from reductions in employee headcount in connection with our company restructurings, and lease and building costs. Additionally, included in our GAAP presentation of operating expenses are amounts paid to former Company executives under the terms of the executive severance agreements. We exclude restructuring charges and executive transition costs from our non-GAAP measures because we believe they do not reflect expected future operating expenses, they are not indicative of our core operating performance, and they are not meaningful in comparisons to our past operating performance. We have incurred restructuring expenses in each of the periods presented. However, the amount incurred can vary significantly based on whether a restructuring has occurred in the period and the timing of headcount reductions. Further, we believe that excluding executive transition costs from our non-GAAP results is useful to investors because it allows for period-over-period comparability.

(C)COVID-19 expenses. Included in our GAAP presentation of cost of sales and operating expenses, COVID-19 expenses consist of costs incurred as a direct impact from the COVID-19 virus pandemic, such as cancellation fees of trade shows due to public safety issues, additional costs for disinfecting facilities, personal protective equipment, and labor. We exclude COVID-19 expenses from our non-GAAP measures because we believe they are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(D)Amortization of purchased intangible assets. Included in our GAAP presentation of cost of sales and operating expenses is amortization of purchased intangible assets. U.S. GAAP accounting requires that intangible assets are recorded at fair value and amortized over their useful lives. Consequently, the timing and size of our acquisitions will cause our operating results to vary from period to period, making a comparison to past performance difficult for investors. This accounting treatment may cause differences when comparing our results to companies that grow internally because the fair value assigned to the intangible assets acquired through acquisition may significantly exceed the equivalent expenses that a company may incur for similar efforts when performed internally. Furthermore, the useful life that we use to amortize our intangible assets over may be substantially different from the time period that an internal growth company incurs and recognizes such expenses. We believe that by excluding the amortization of purchased intangible assets, which primarily represents technology and/or customer relationships already developed, this provides an alternative way for investors to compare our operations pre-acquisition to those post-acquisition and to those of our competitors that have pursued internal growth strategies. However, we note that companies that grow internally will incur costs to develop intangible assets that will be expensed in the period incurred, which may make a direct comparison more difficult.
(E)Stock-based compensation / deferred compensation. Included in our GAAP presentation of cost of sales and operating expenses are stock-based compensation consists of expenses for employee stock options and awards and purchase rights under our employee stock purchase plan. Additionally included in our GAAP presentation of cost of sales and operating expenses are income or expense associated with movement in our non-qualified deferred compensation plan liabilities. Changes in non-qualified deferred compensation plan assets, included in non-operating expense, net, offset the income or expense in the plan liabilities. We exclude them from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as they are a non-cash item.
(F)Acquisition / divestiture items. Included in our GAAP presentation of cost of sales and operating expenses, acquisition costs consist of external and incremental costs resulting directly from merger and acquisition and strategic investment activities such as legal, due diligence, integration, and other closing costs including the acceleration of acquisition stock options and adjustments to the fair value of earn-out liabilities. Included in our GAAP presentation of non-operating expense, net, acquisition/divestiture items includes unusual acquisition, investment, and/or divestiture gains/losses. Although we do numerous acquisitions, the costs that have been excluded from the non-GAAP measures are costs specific to particular acquisitions. These are one-time costs that vary significantly in amount and timing and are not indicative of our core operating performance.
(G)Amortization of acquired capitalized commissions. Purchase accounting generally requires us to eliminate capitalized sales commissions balances as of the acquisition date. Our GAAP sales and marketing expenses generally do not reflect the amortization of these capitalized sales commissions balances. The non-GAAP adjustment to increase our sales and marketing expenses is intended to reflect the full amount of amortization related to such balances as though the acquired companies operated independently in the periods presented.  We believe this adjustment to sales and marketing expenses is useful to investors as a measure of the ongoing performance of our business.
(H)Non-GAAP items tax effected. This amount adjusts the provision for income taxes to reflect the effect of the non-GAAP items (A) - (G) on non-GAAP net income. We believe this information is useful to investors because it provides for consistent treatment of the excluded items in this non-GAAP presentation.

(I)Difference in GAAP and Non-GAAP tax rate. This amount represents the difference between the GAAP and non-GAAP tax rates applied to the non-GAAP operating income plus the non-GAAP non-operating expense, net. The non-GAAP tax rate excludes charges and benefits such as net deferred tax impacts resulting from a non-U.S. intercompany transfer of intellectual property and unusual reserve releases upon statute of limitations expirations. We believe that investors benefit from excluding this amount from our non-GAAP income tax provision because it facilitates a comparison of the non-GAAP tax provision in the current and prior periods.
(J)GAAP and non-GAAP tax rate percentages. These percentages are defined as GAAP income tax provision as a percentage of GAAP income before taxes and non-GAAP income tax provision as a percentage of non-GAAP income before taxes. We believe that investors benefit from a presentation of non-GAAP tax rate percentage as a way of facilitating a comparison to non-GAAP tax rates in prior periods.
OTHER KEY METRICS
Annualized Recurring Revenue
In addition to providing non-GAAP financial measures, Trimble provides an ARR performance measure in order to provide investors with a supplementary indicator of the value of the Company's current recurring revenue contracts. ARR is calculated by adding the portion of the contract value of all of our term licenses attributable to the current quarter to our non-GAAP recurring revenue for the current quarter and dividing that sum by the number of days in the quarter and then multiplying that quotient by 365. ARR should be viewed independently of revenue and deferred revenue as it is a performance measure and is not intended to be combined with or to replace either of those items.